                                                                    Exhibit 99.1

                                                              Page 9 of 12 Pages

                                  SCHEDULE 13D

CUSIP No. 59156R108


                             JOINT FILING AGREEMENT

   Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 52 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

   Dated: February 26, 2013

                *
   ----------------------------
   Sylvia Mathews Burwell

                *
   ----------------------------
   Cheryl W. Grise

                *
   ----------------------------
   R. Glenn Hubbard

                *
   ----------------------------
   Steven A. Kandarian

                *
   ----------------------------
   John M. Keane

                *
   ----------------------------
   Alfred F. Kelly, Jr.

                *
   ----------------------------
   James M. Kilts

                *
   ----------------------------
   Catherine R. Kinney

                                                             Page 10 of 12 Pages

                                  SCHEDULE 13D

CUSIP No. 59156R108


                *
   ----------------------------
   Hugh B. Price

                *
   ----------------------------
   David Satcher, M.D.

                *
   ----------------------------
   Kenton J. Sicchitano

                *
   ----------------------------
   Lulu C. Wang


            * By /s/ Ricardo A. Anzaldua
                 -----------------------------
                 Ricardo A. Anzaldua
                 Attorney-in-fact